                                                                 EXHIBIT 4.35

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


                               STOCK PURCHASE WARRANT
No. _____________

                   To Purchase 200,000 Shares of Common Stock of

                                    GALAGEN INC.

      THIS CERTIFIES that, for value received, American Home Products Corporation, a Delaware corporation (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after October 15, 1998 and on or prior to October 15, 2005 (the "Termination Date") but not thereafter, to subscribe for and purchase from GALAGEN INC., a corporation incorporated in Delaware (the "Company"), TWO HUNDRED THOUSAND (200,000) shares (the "Warrant Shares") of Common Stock, par value US$0.01 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to TWO DOLLARS AND FORTY FIVE CENTS ($2.45). The Exercise Price and the number of shares for which the Warrant is exercisable (the "Conversion Shares") shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Collaboration and License Agreement, by and between the Company and Investor acting through its Wyeth-Ayerst Laboratories Division and of even date herewith, the "License Agreement".

      A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof.

      (1) ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in the United States in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

      (2) AUTHORIZATION. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Conversion Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth herein. Upon their issuance and delivery pursuant to this Agreement, the Conversion Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances except for those imposed by or on behalf of the Investor, its creditors or agents.

      (3) NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

      (4) ACCURACY OF REPORTS AND INFORMATION. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12 (g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the NASDAQ National Market.

      The Company has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the date hereof (or for such shorter period that the Company has been required to file such material).

      (5)  COMMISSION FILINGS/FULL DISCLOSURE.  For a period of at least twelve
(12) months immediately preceding the date hereof, or such shorter period that the Company has been required to file Reports (as defined below), (i) none of the Company's filings with the Commission contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Commission.

      (6) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement.

      B. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. The Investor represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof.

      (1) AUTHORITY. The Investor has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Investor, its directors, shareholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement with regard to the purchase of the Warrants as well as the conversion and exercise thereof, and the performance of the Investor's obligations hereunder, has been taken.
The Investor's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and will constitute the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement.

      (2) INVESTMENT EXPERIENCE. Investor is an "accredited investor" as defined in Rule 501(a) under the 1933 Act. Investor is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including but not limited to the Reports. Investor has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Warrants and the Conversion Shares.

      (3) INVESTMENT INTENT. Without limiting its ability to resell the underlying Common Stock pursuant to an effective registration statement, Investor represents that it is purchasing the Warrants for its own account as principal for investment purposes, and not with a view to a distribution. Investor understands that its acquisition of the Warrants have not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Investor's investment intent as expressed herein. Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) of the Warrants, except in compliance with the 1933 Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

      (4) REGISTRATION OR EXEMPTION REQUIREMENTS. Investor further acknowledges and understands that the Conversion Shares may not be resold or otherwise transferred except in a transaction registered under the 1933 Act and any applicable state securities laws or unless an exemption from such registration is available. Investor understands that the Warrants and, if exercised, the Conversion Shares will be imprinted with a legend that prohibits the transfer of such securities unless (i) it is registered or such registration is not required pursuant to an exemption therefrom, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the 1933 Act and Investor provides an opinion of Investor's inside counsel to the Company, which opinion and which counsel shall be reasonably satisfactory to the Company to the effect that the transaction is so exempt.

      (5) NO REGISTRATION, REVIEW OR APPROVAL. The Investor acknowledges and understand that the limited private offering and sale of the Warrants and the Conversion Shares pursuant to this Agreement has not been reviewed or approved by the Commission or by any state securities commission, authority or agency, and is not registered under the 1933 Act or under the securities or "blue sky" laws, rules or regulations of any state. The Investor acknowledges, understands and agrees that the Conversion Shares are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the 1933 Act pursuant to Section 3(b) or Section 4(2) of the 1933 Act and Regulation D promulgated under the 1933 Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

      C.  GENERAL TERMS OF WARRANT.

      (1) TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

      (2) AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      (3) EXERCISE OF WARRANT. Except as provided in Section C(4) herein, exercise of the purchase rights represented by this Warrant may be made at any time or times, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within ten (10) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

      (4) NO FRACTIONAL SHARES OR SCRIP. No fractional shares of Common Stock (or other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the

Exercise Price per share of Common Stock (or other securities deliverable hereunder) on the date of such exercise.

      (5) CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

      (6) CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

      (7) NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

      (8) ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses of transfer incidental thereto and that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the 1933 Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

      (9) LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

      (10) SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

      (11)  EFFECT OF CERTAIN EVENTS.

      (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, then the Warrant shall terminate if the Warrant has not been exercised by the effective date of such transaction, the Company shall give the holder of this Warrant thirty (30) days' notice of such termination and of the proposed effective date of the transaction.

      (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

       (12)  REGISTRATION OF COMMON STOCK.

       12.1(a) Demand Registration. Upon the written request of the Investor, which request will state the intended method of disposition by the Investor and will request that the Company effect the registration under the 1933 Act of all or part of the Conversion Shares, the Company will, within 10 days after receipt of such request, give written notice of such requested registration to all record holders of securities who have registration rights, and thereupon (except as expressly provided herein) will use its reasonable best efforts to effect the registration ("Demand Registration") under the 1933 Act of (x) the shares of Conversion Shares included in the initial request for registration (for disposition in accordance with the intended method of disposition stated in such request) and (y) all other shares of securities, the record holders of which have made written request to the Company for registration thereof within 30 days after the receipt of such written notice from the Company, provided that:

             (a) except as set forth below, the Company shall be required to effect no more than three Demand Registrations hereunder and Investor shall be required to register all Conversion Shares underlying this Warrant held at the time of such demand which shall be no less than 50,000 shares of Common Stock at a time; provided that the Company shall not be required to effect more than one registration during any one-year period pursuant to this Section 12.1;

             (b) if the Investor intends to sell its Conversion Shares by means of an underwriting (whether on a "best efforts" or a "firm commitment" basis), it shall so advise the Company as part of its request, and the Company shall include such information in the notice to the other record holders of securities who have registration rights. In that event, such other record holders shall have the right to include their shares of such registrable securities in the underwriting. The managing underwriter for such offering shall be selected by the Investor, who shall be reasonably acceptable to the Company;

             (c) if a Demand Registration under this Section 12.1 is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their reasonable opinion the amount of Conversion Shares, and securities the holders of which have registration rights requested to be included in such registration exceeds the amount of such securities which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Conversion Shares or share of Common Stock with similar registration rights which are to be included in such registration, the amount of Conversion Shares and other shares of Common Stock with similar registration rights which in the opinion of such underwriters can be sold, pro rata among the holders of Conversion Shares and other Common Stock requesting inclusion with similar registration rights on the basis of the number of shares of Conversion Shares and other Common Stock requested to be included in such registration; provided, however, that if the Investor is unable to include in such offering at least seventy-five percent (50%) of the Conversion Shares sought to be registered in a Demand Registration under this Section 12.1, the Investor will be entitled to an additional Demand Registration under this Section;

             (d) if the Company shall furnish to the Investor requesting a registration pursuant to this Section 12.1 a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for a registration statement to be filed as requested, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the initial request for registration under this Section 12.1; provided, however, that the Company may not utilize this right more than once in any one-year period; and

             (e) registrations under this Section 12.1 will be on a form reasonably acceptable to Investor (or it may withdraw its demand without losing such demand right) permitted by the rules and regulations of the Commission selected by the underwriters if the Demand Registration is in connection with an underwritten public offering or otherwise by the Company, provided, however, that within 15 days of notice from the Company of the form selected, the Investor shall confirm in writing to the Company that the form selected for registration is reasonably acceptable to the Investor and the Investor shall thereafter be precluded from withdrawing its demand for such registration on the basis of this Section 12.1(f).


       12.1(b)  Incidental Registrations.

             (a) If the Company at any time proposes to register any of its securities under the 1933 Act (other than pursuant to Section 12.1(a) hereof, whether of its own accord or at the demand of any holder of securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if the form of registration statement proposed to be used may be used for the registration of Conversion Shares (and provided such registration statement in connection with a transaction contemplated by Rule 145(a) under the 1993 Act, or is not on a Form S-4 or S-8), the Company will give notice to the Investor not less than 5 days nor more than 60 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Incidental Registration"), and, upon the written request of the Investor made within 5 days after the receipt of any such notice (which request will specify the Conversion Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause all Conversion Shares as to which registration has been requested to be registered under the 1933 Act, provided that if such registration is in connection with an underwritten public offering, the Company may require that the Conversion Shares to be included in such registration be offered upon the same terms and conditions as apply to any other securities included in such registration. Notwithstanding the foregoing provisions or any other obligation of the Company contained in this Section 12, the Company may withdraw or delay any Registration Statement without incurring any liability to the holder of Conversion Shares. This provision shall expire at such time as Investor may freely sell all Conversion Shares without registration under the 1933 Act and Investor holds Warrants or Conversion Shares which number less than 75,000 shares of Common Stock.

             (b) If an Incidental Registration is a primary registration on behalf of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their reasonable opinion the amount of securities requested to be included in such registration (whether by the Company, the Investor or other holders of its securities pursuant to any other rights granted by the Company to demand inclusion of any such securities in such registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (i) first, all of the securities the Company proposes to sell, and (ii) second, all of the Conversion Shares and other shares of Common Stock with similar registration rights requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration.

             (c) If an Incidental Registration is a secondary registration on behalf of holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their reasonable opinion the amount of securities requested to be included in such registration (whether by such holders, by the Investor or by holders of its securities pursuant to any other rights granted by the Company to demand inclusion of securities in such registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order
(i) first, all of the securities requested to be included by holders initially demanding or requesting such registration, (ii) second, all of the Conversion Shares and other shares of Common Stock with similar registration rights requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration, and (iii) third, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

              (d)  Notwithstanding anything to contrary contained in this
Section 12, if securities are registered by the Company pursuant to Section 7.1 of that certain Stock and

Warrant Purchase Agreement dated March 20, 1995 between the Company and Chiron Corporation, then Conversion Shares shall be included in such offering and Registration Statement only to the extent that inclusion of the Conversion shares will not reduce the amount of securities owned by Chiron Corporation to be registered in such offering.

              (e) Any Conversion Shares which are not included in an underwritten offering pursuant to the foregoing provisions of this Section (and all other Conversion Shares held by the Investor) shall be withheld from the market (which shall not include any private sale transaction, provided the purchaser in such private sale agrees in writing to be bound by the terms of this subparagraph (e)) by the Investor for a period not to exceed 120 days, if the underwriter deems such withholding from the market is reasonably necessary and Investor shall agree to execute an agreement to this effect which is in customary form; provided, however, that all Executive Officers (as defined under the Securities Exchange Act of 1934, as amended) of the Company who are not registering shares in such underwritten offering and other investors similarly situated with the Investor with respect to registration rights each execute similar agreements to refrain from selling shares held on the market for the same time period.

       12.2 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Conversion Shares under the 1933 Act as provided in this Section (C)(12), the Company will, as expeditiously as possible:

              (a) prepare and file with the Commission a registration statement with respect to such Conversion Shares and use its reasonable best efforts (which shall not, in any case, require the Company to incur any unreasonable expense) to cause such registration statement to become effective;

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than three months or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed, and to comply with the provisions of the 1933 Act (to the extent applicable to the Company) with respect to such dispositions;

              (c) furnish to the Investor such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 1933 Act, and such other documents, as the Investor may reasonably request, in order to facilitate the disposition of the Conversion Shares owned by the Investor;


              (d) use its reasonable best efforts (which shall not, in any case, require the Company to incur any unreasonable expense) to register or qualify such Conversion Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section
(C)(12.2)(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (e) provide a transfer agent and registrar for all such Conversion Shares covered by such registration statement not later than the effective date of such registration statement;

              (f) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

              (g) use its reasonable best efforts to cause all such Conversion Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

              (h) use its reasonable best efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters in such transactions;

              (i) enter into an underwriting agreement in customary form and if requested by the managing underwriter in an underwritten public offering and if deemed advisable by the Company, make the Company management reasonably available to participate in "Roadshows" with respect to such offering (at the expense of Investor and any other parties who are registering securities in such underwritten offering in proportion to the dollar value of securities being sold by the Investor and all persons who are selling registrable Common Stock which shall only include out-of-pocket expenses and not salaries or professional fees); and

              (j) subject to Investor executing an appropriate Confidentiality agreement, make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Investor and/or representative of the Investor or underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such registration statement.

       12.3  Registration and Selling Expenses.

              (a) All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section (C)(12), including, without limitation (A) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.),
(B) blue sky fees and expenses, (C) all printing expenses and (D) all fees and disbursements of counsel and accountants for the Company (including the expenses of any audit of financial statements) retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this Section (C)(12.3).

              (b) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), and the expenses and fees for listing the securities to be registered on one or more securities exchanges on which similar securities issued by the Company are then listed.

              (c) The Company shall bear the Registration Expenses of each Incidental Registration hereunder.

              (d) Fees and disbursement of counsel and accountants of Investor, underwriters discounts and commissions relating to the Conversion Shares included in any offering by Investor shall be borne by Investor. In conjunction with any Demand Registration which is effected in the form of an underwritten public offering, however, Investor agrees that it shall also pay in proportion to the dollar value of securities being sold by the Investor and all persons who are selling registrable Common Stock, all reasonable fees for counsel to the underwriters effecting such underwritten public offering.

       12.4 Other Conditions Relating to Registrations. Except as otherwise provided in this Agreement, the Company shall not be required to furnish any audited financial statements at the request of the Investor other than those statements customarily prepared at the end of its fiscal year, unless the Investor shall agree to reimburse the Company for the out-of-pocket costs incurred by the Company in the preparation of such other audited financial statements.

       12.5  Indemnification.

              (a) The Company hereby agrees to indemnify, to the extent permitted by law, the Investor, its officers, directors and employees, and each person, if any, who controls such holder within the meaning of the 1933 Act, against all losses, claims, damages, liabilities and expenses under the 1933 Act, applicable state securities laws, common law or otherwise (including, as incurred, legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, except to the extent limited by Section (C)(12.5)(c) below) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) which registration statement or prospectus shall be prepared in connection with a Demand Registration or an Incidental Registration, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by such holder for the particular purpose of use in connection with a Demand Registration or an Incidental Registration, provided the Company will not be liable pursuant to this Section (C)(12.5) if such losses, claims, damages, liabilities or expenses have been caused by the Investor's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished the Investor with a sufficient number of copies of the same.

              (b) In connection with any registration statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as is reasonably requested by the Company for the particular purpose of use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages, liabilities and expenses under the 1933 Act, applicable state securities laws, common law or otherwise (including, as incurred, legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, except to the extent limited by Section (C)(12.5)(c) below) caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by the Investor for the particular purpose of use in connection with the Demand Registration or Incidental Registration. If the offering pursuant to any such registration is made through underwriters, the Investor agrees to enter into an underwriting agreement in customary form with such underwriters. Notwithstanding the foregoing, the Investor shall not be liable under this Section (C)(12.5)(b) for any amounts exceeding the product of (i) the offering price per share of Conversion Shares pursuant to the registration statement in which the Investor is participating (less any underwriting discounts or commissions which reduce the amount the Investor receives), multiplied by (ii) the number of shares of Conversion Shares being sold by the Investor pursuant to such registration statement; it being understood that the Company shall not be in breach of this Agreement in the event that it is unable to secure an underwriter which is willing to agree the limitations set forth in this sentence.

              (c)  Promptly after receipt by an indemnified party under Section
(C)(12.5)(a) or Section (C)(12.5)(b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is or is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ one counsel (exclusive of local counsel) of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party which consent shall not be unreasonably withheld.

              (d) If the indemnification provided for in Section (C)(12.5)(a) or Section (C)(12.5)(b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section (C)(12.5)(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

              (e) Promptly after receipt by the Company or the Investor of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. No party shall be liable for contribution with regard to the settlement of any action or proceeding effected without its consent.

       (13) ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

       (14)   ANTI-DILUTION

       14.1 Reorganization Event. Except as set forth in Section (C)(11)(a), in case of any reorganization event including any merger, sale of substantially all of the assets of the Company, the Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant.

       14.2  Carryover.  Notwithstanding any other provision of this Section
(C)(14.2), no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

       14.3 Notices of Certain Events. If at any time after the date hereof and before the expiration of the Exercise Period:

              (a) the Company authorizes the issuance to all holders of its Common Stock of (i) rights or warrants to subscribe for or purchase shares of its Common Stock or (ii) any other subscription rights or warrants;

              (b) the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends);

              (c) there shall be any capital reorganization of the Company or reclassification of the Common Stock (other than a change in par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a conveyance or transfer of all or substantially all of the properties and assets of the Company;

              (d) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

              (e) there shall be any other event that would result in an adjustment pursuant to this Section (C)(14.3) in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

       the Company will cause to be mailed to the Holder, at least fifteen days (or ten days in any case specified in clauses (a) or (b) above) before the applicable record or effective date hereinafter specified, a notice stating (i) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions is to be determined, or (ii) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

       14.4 Failure to Give Notice. The failure to give the notice required by Subsection (C)(14.3) or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

       (15) NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

       (16) AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq National Market or any domestic securities exchange upon which the Common Stock may be listed.

       (17)  MISCELLANEOUS.

       (a) ISSUE DATE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Delaware without regard to its conflict of law, principles or rules.

       (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

       (c) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

       (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

       (e) COMPETITION LAWS. At the time of exercise of this Warrant, it will be necessary for the Company to undertake a review of such exercise to determine if a filing with the U.S. Federal Trade Commission and the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (16 C.F.R. Sections 801.1 ET SEQ.) is required, and if such filing is required, the Company and Investor (or its successor) shall promptly make any such required filings.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: October 15, 1998

                               GALAGEN INC.


                       BY:     /s/ Gregg A. Waldon
                               -----------------------------------
                               Chief Financial Officer

                              FORM OF EXERCISE NOTICE

            To be Executed by the Holder of this Warrant if such Holder

               Desires to Exercise this Warrant in Whole or in Part:


To:    GalaGen Inc. (the "Company")

             The undersigned
                              ---------------------------

                       Please insert Social Security or other
                          identifying number of Purchaser

                              __________-______-_________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, _______________________shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $_______________________, such payment being made as provided on the face of the Warrant.

       In order to induce the Company to consent to the exercise of this Warrant, the undersigned hereby represents, warrants and agrees as follows:

       1. The undersigned acknowledges that neither this Warrant nor any of the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that, accordingly, this Warrant may be exercised and the share of Common Stock issued pursuant to this exercise may only be transferred in accordance with the terms of this Warrant.

       2. The undersigned is acquiring the shares of Common Stock issued pursuant to this exercise for investment and not with a view to distribution of such shares within the meaning of the Act and the rules and regulations thereunder.

       3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

                          FORM OF WARRANT TRANSFER LETTER


To:    GalaGen Inc.


Ladies and Gentlemen:
        The undersigned is a proposed transferee of the warrant (the "Warrant") to purchase ____________________ shares of Common Stock, no par value ("Common Stock"), of GalaGen, Inc. a Delaware corporation (the "Company"), currently registered in the name of________________________. In order to induce the Company to consent to the transfer of the Warrant, the undersigned hereby represents, warrants and agrees as follows;


       1. The undersigned acknowledges that neither the Warrant nor any of the shares of Common Stock issuable upon exercise thereof have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that, accordingly, the Warrant and such shares of Common Stock may only be transferred in accordance with the terms of the Warrant.

       2. The undersigned is acquiring the Warrant for investment and not with a view to distribution of the Warrant or the shares of Common Stock issuable upon exercise thereof within the meaning of the Act and the rules and regulations thereunder.

       3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.



                                   Signature:
                                             ------------------------------


                                   Address:
                                             ------------------------------


                                   Date:
                                             ------------------------------

      The undersigned requests that certificates for such shares of Common Stock be issued as follows:



Name:
               ----------------------------------------------------------------


Address:
               ----------------------------------------------------------------


Deliver to:
               ----------------------------------------------------------------


Address:
               ----------------------------------------------------------------


and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Address:
               ----------------------------------------------------------------


                         Signature:
                                        ---------------------------------------
                                        (Signature must conform in all respects
                                        to the name of the holder as written
                                        specified on the face of this Warrant
                                        without any alteration or change
                                        whatsoever)


Date:
       ----------------------------